UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces In Vitro Data Showing Telomir-1 Inhibits Key Epigenetic Enzymes Driving Tumor Growth, Autoimmune Disease, Neurodegeneration, and Metabolic Dysfunction

New data from Eurofins Discovery show that Telomir-1 blocks enzymes that drive disease by turning off critical genes—highlighting its potential to treat cancer, autoimmune conditions, neurodegeneration, and metabolic disorders through epigenetic modulation.

On August 7, 2025, Telomir Pharmaceuticals, Inc. (NASDAQ:TELO), a preclinical-stage biotechnology company developing therapies that target the underlying mechanisms of aging and age-related diseases, today announced new in vitro data supporting the mechanism of action of its lead drug candidate, Telomir-1.

In a preclinical study conducted in collaboration with Eurofins Discovery, Telomir-1 was shown to inhibit three key histone demethylase enzymes—JMJD3, FBXL10, and FBXL11—that regulate gene expression through epigenetic mechanisms. These enzymes function by removing methyl groups from histones, effectively switching genes on or off. When overactive, they silence tumor suppressor genes and activate pro-inflammatory or metabolic genes that contribute to disease.

Overactivation of these enzymes can result from genetic amplification, chronic inflammation, and stress signals from the tumor microenvironment. These factors can trigger persistent gene silencing or inappropriate activation of disease-promoting pathways, reinforcing their role in cancer, immune disorders, and metabolic dysfunction.

Specifically:

●	JMJD3 is associated with inflammation, metastasis, and immune signaling dysregulation. It is overexpressed in several cancers and chronic inflammatory diseases.

●	FBXL10 is known to drive aggressive cancers and promote resistance to therapy by maintaining cancer cell stemness and suppressing tumor suppressors.

●	FBXL11 contributes to tumor proliferation and immune evasion and has been linked to both metabolic dysfunction and neurodevelopmental disorders.

By inhibiting all three enzymes, Telomir-1 may help restore normal gene expression patterns in diseases characterized by epigenetic silencing, making it a promising candidate across multiple high-burden indications.

Telomir-1’s inhibition of these enzymes represents a potential breakthrough in the company’s effort to target upstream regulators of disease-related gene silencing. The findings build upon previously disclosed results showing Telomir-1’s ability to reverse epigenetic silencing of tumor suppressor genes such as STAT1 and TMS1 in PC3 xenograft prostate cancer models. In head-to-head comparisons, Telomir-1 demonstrated more complete reactivation of STAT1 than either Paclitaxel or Rapamycin.

These results provide important insight into Telomir-1’s mechanism of action and support its continued development across oncology and other age-related therapeutic areas. The company is currently preparing to advance Telomir-1 into IND-enabling studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: August 7, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer